UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2010

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-15571	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Sailors Drive, Suite 106, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 515-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Director and Principal Executive Officer

Frank E. Jones submitted his resignation as a director of Appalachian Bancshares, Inc. (the “Company”), and its wholly owned subsidiary Appalachian Community Bank, F.S.B. (the “Thrift”), effective August 12, 2010. Mr. Jones has advised us that his resignation from these positions was not due to any disagreement with the Company or the Thrift.

Leland B. Rymer resigned from his positions as President and Chief Executive Officer of the Thrift effective August 19, 2010.

(c)	Appointment of Principal Officer

The Thrift’s Board of Directors appointed Danny W. Jett, age 60, as the Thrift’s Acting Interim Chief Executive Officer effective August 19, 2010. Mr. Jett has been providing consulting services to the Thrift since March 2010 pursuant to the terms of a Consulting Agreement by and between the Thrift and Mr. Jett dated March 22, 2010 (the “Agreement”). Mr. Jett will continue to be compensated for his services to the Thrift in his new role as Acting Interim Chief Executive Officer pursuant to the terms of the Agreement. Under the terms of the Agreement, Mr. Jett is entitled to receive $16,000 per month in compensation for his services to the Thrift and is entitled to reimbursement for all reasonable business expenses, provided such expenses are approved in advance by the Board of Directors of the Thrift. The term of the Agreement shall continue until terminated by either of the parties. Either Mr. Jett or the Thrift may terminate the Agreement at any time with thirty (30) days’ prior written notice to the other party, unless otherwise mutually agreed to by the parties. Mr. Jett previously served as Acting Interim Chief Operating Officer of the Company’s bank subsidiary, Appalachian Community Bank (the “Bank”), from November 16, 2009 until March 19, 2010, when the Bank was placed into receivership.

Mr. Jett has more than 30 years of experience in senior executive positions in the banking industry. Prior to his appointment at the Bank, Mr. Jett served as an Executive in Charge of Operations, Technology and Administration of Georgian Bank, where he ran all aspects of operations, technology and administration at the $2.0 billion Atlanta-based financial institution from July 2005 until September 2009. Mr. Jett served as President and Chief Executive of EastPoint Technologies, LLC, a national banking software and service provider located in Manchester, New Hampshire from June 2000 until June 2004. Mr. Jett graduated from the University of West Georgia and John Marshall Law School.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Consulting Agreement between Appalachian Community Bank, F.S.B. and Danny Jett, dated March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Joseph C. Hensley
Joseph C. Hensley President

Dated: August 24, 2010

EXHIBIT INDEX

Exhibit Number

10.1	Consulting Agreement between Appalachian Community Bank, F.S.B. and Danny Jett, dated March 22, 2010.